UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2005

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.
333-42427	J. CREW GROUP, INC. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-2894486

333-42423	J. CREW OPERATING CORP. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-3540930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

On October 12, 2005, J. Crew Group, Inc., a Delaware corporation (“Parent”) entered into a joinder agreement (the “Joinder Agreement”) whereby Parent affirmed its obligations as a guarantor under the Amended and Restated Loan and Security Agreement, dated December 24, 2004 (the “Revolving Credit Facility”), by and among Wachovia Bank, National Association, as administrative agent and collateral agent, J. Crew Operating Corp. (“Operating”), J. Crew Group, Inc., a New York corporation (“Old Parent”), J. Crew Intermediate LLC (“Intermediate”), certain of their subsidiaries, Wachovia Bank, National Association, as administrative agent and collateral agent, and certain other lenders party thereto. Parent assumed the obligations of a guarantor under the Revolving Credit Facility as a result of the mergers of Parent with Old Parent and with Intermediate. The Joinder Agreement is attached as Exhibit 4.1 hereto.

On October 17, 2005, Parent, Operating, certain of their subsidiaries and U.S. Bank National Association, as trustee, entered into the First Supplemental Indenture, dated as of the same date (the “First Supplemental Indenture”) supplementing the Indenture dated as of March 18, 2005 providing for the issuance of Operating’s 9 3/4% Senior Subordinated Notes due 2014 (the “Notes”). Pursuant to the terms of the First Supplemental Indenture, Parent assumed the obligation of Intermediate as a guarantor under the Indenture as a result of the merger of Parent with Intermediate. The First Supplemental Indenture is attached as Exhibit 4.2 hereto.

On October 17, 2005, Parent, Operating, certain of their subsidiaries and U.S. Bank National Association, as trustee and collateral agent, entered into the Second Supplemental Indenture, dated as of the same date (the “Second Supplemental Indenture”), supplementing the Indenture, as supplemented by the First Supplemental Indenture (the “Indenture”). Pursuant to the terms of the Second Supplemental Indenture, substantially all of the affirmative and negative covenants of the Indenture were eliminated along with the provision obligating Operating to make an offer to repurchase the Notes in the event of a change in control of Operating, the security and collateral provisions and certain events of default contained in the Indenture. The Second Supplemental Indenture also provided for the amendment and termination of the security agreement related to the Notes. The Second Supplemental Indenture will become effective as of the date of the acceptance for payment by the Company of the Notes that have been validly tendered (and not validly withdrawn) pursuant to its previously announced tender offer and consent solicitation regarding the Notes. The Second Supplemental Indenture is attached as Exhibit 4.3 hereto.

Item 8.01. Other Events

On October 17, 2005 Operating announced that pursuant to its previously announced tender offer and consent solicitation, holders of 100% of the outstanding principal amount of the Notes tendered their Notes and delivered consents to proposed Second Supplemental Indenture. A copy of Operating’s October 17, 2005 news release making the announcement is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

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Item 9.01 Financial Statements and Exhibits

(c)

4.1	Joinder Agreement, dated October 12, 2005.

4.2	First Supplemental Indenture, dated as of October 17, 2005.

10.2	Second Supplemental Indenture, dated as of October 17, 2005.

99.1	Press Release issued by J. Crew Operating Corp. on October 17, 2005, announcing that 100% of its outstanding 9 3/4% Senior Subordinated Notes due 2014 have been tendered.

The information in this Current Report is being furnished under Items 1.01, 8.01 and 9.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the current expectations or beliefs of Parent and Operating (collectively, the “Company”) concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company’s products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Annual Report on Form 10-K for the period ended January 31, 2005 (the “Form 10-K”) and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.
J. CREW OPERATING CORP.

By	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice-President and Chief Financial Officer

Date: October 18, 2005